Exhibit 10.2

                            PRIVATE AND CONFIDENTIAL


(1) Arrow Electronics (UK) Limited a company registered in England and Wales under number 02582534 and whose registered office is at Edinburgh Way, Harlow, Essex, United Kingdom CM20 2DF ("the Company"); and

(2)     Keryn Harriet Green of .

WHEREAS it is the intention of the parties that this document be executed as a deed

NOW THIS DEED WITNESSES as follows:

1.     Effective Date:  1 January 2004

2.     Date of          1st March 1994.  There is no  employment  with a
       Continuous       previous employer which:  counts as part of your
       Employment:      period of  continuous  employment  for statutory
                        purposes.

3.     Job Title and    President,  Arrow Asia Pacific  Effective  date:
       Duties:          1st March 2004.


                        3.1 You are employed as a senior executive of the Company and will perform such reasonable duties as may be assigned to you from time to time. You will (without further remuneration), if and so long as the Company requires carry out your duties for the benefit of any Group Company and/or hold office in or on behalf of the Group. You warrant to the Company that in accepting employment and performing your duties you shall not be in breach of any express or implied terms of any contract or other obligation binding upon you.

                        3.2 You may be required by the Board for any period covered by this Agreement and without being entitled to further remuneration:

                        3.2.1 to act as an officer of any Group Company or hold any other appointment or office as nominee or representative of any Group Company; and

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                        3.2.2   to carry  out all or any of the  duties  of your
                                employment on behalf of any other Group Company by way of temporary or permanent secondment to it.

                        3.3 You accept that the Company may in its discretion require you to perform other duties or tasks or accept responsibilities outside the scope of your normal duties or to perform your duties for the Company or any Group Company in conjunction with another member of the Board and you agree to perform those duties, accept those responsibilities or undertake those tasks as if they were specifically required under this
                                Agreement unless they represent a material diminution in, or are materially inconsistent with, your title, duties and responsibilities as President, Arrow Asia Pacific.

                        3.4     During your employment you shall at all times:

                        3.4.1 devote substantially all of your normal business time, attention and abilities to the business of the Company or any Group Company as appropriate;

                        3.4.2 use your best endeavours to promote the interests and reputation of the Company and the Group giving at all times the full benefit of your knowledge, expertise and skill;

                        3.4.3 faithfully and diligently and to the best of your ability exercise such powers and perform such duties in relation to the business of any Group Company as the Board may from time to time require;

                        3.4.4 keep the Board promptly and fully informed (in writing if so requested) of your conduct of all business on behalf of the Company and the Group and give to the Board all such information, explanations and assistance as it may require in connection with the business of any Group Company and your employment hereunder;

                        3.4.5 conform to the lawful instructions or directions of the Board of the Company or the board of Arrow Electronics Inc and implement and apply the policy of the Company and the Group as determined by the Board from time to time;

                        3.4.6 refrain from making any false or misleading statement relating to the Company or any Group Company;

                        3.4.7 promptly disclose to the Board any information that comes into your possession which adversely affects or may adversely affect the Company or the Group or the business of the Company or the Group including, but not limited to:

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                                (a)     the plans of any other  senior  employee
                                        to  leave  the   Company  or  the  Group
                                        (whether alone or in concert with any other employees);

                                (b) the plans of any other senior employee (whether alone or in concert with any other employees) to join a competitor or to establish a business in competition with the Company or any Group Company; and

                                (c)     the  misuse  by  any   employee  of  any
                                        Confidential  Information.

4.     Full-Time        4.1     In  pursuance of your  employment  you shall not
       Employment               without the prior  written  consent of the Board
       And Conflict             either as principal servant or agent carry on or
       Of Interest:             be engaged  concerned or interested  directly or
                                indirectly (whether alone or on your own behalf or on behalf of or in association or conjunction with any other person and whether as an employee or in any other capacity) or plan or attempt to do so in any trade business or occupation whatsoever other than that of the Company or of any other Group Company otherwise than as a holder (directly or indirectly as above) for investment purposes only of not more than one per cent. of any class of shares or other capital of any:


                        4.1.1 company whose shares or other capital are listed on, or dealt in on or under the rules of an investment exchange, including any market comprised within such exchange, which is the subject of a recognition order made in accordance with section 290 and 292, Financial Services and Markets Act 2000; or

                        4.1.2 company which is not listed or dealt in on any such investment exchange as referred to above and which does not compete with the Company or any Group Company.

                        4.2 The provisions of this clause shall not prohibit the holding of any non-executive directorship with the prior approval of the Board, such approval not to be unreasonably withheld, provided that this does not in the sole and absolute opinion of the Board interfere with your responsibilities and/or the proper performance of your duties under this Agreement.

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                        4.3     You will not during your employment introduce or
                                plan or attempt to do so to any other person, firm, company or organisation business of any kind with which the Company or any other Group Company for which you have performed services under this Agreement is able to deal and you will not have any financial interest in, or derive any financial or other benefit from, contracts or transactions entered into by the Company or any other Group Company for which you have performed services under this Agreement with any third party without first disclosing such interest or benefit to the Board and obtaining its written approval.

5.     Location and     5.1     Your  principal  place of work  whilst  on expat
       Mobility:                assignment  is the Arrow Asia  Pacific  regional
                                headquarters in Hong Kong.


                        5.2 You may be required to work at such other place of business of the Group as the Company may reasonably require from time to time.

                        5.3 You may be required to travel and work both inside and outside the United Kingdom on the business of the Company or any Group Company in the proper performance of your duties from time to time as the Board may in its absolute discretion determine.

                        5.4 Terms of air travel and home leave associated with your expat assignment are contained in a separate assignment letter.

6.     Annual           6.1     The  Company   shall  pay  to  you  during  your
       Compensation:            employment   a  basic  salary  at  the  rate  of
                                (pound)225,896 per annum which shall accrue from day to day and be payable by equal monthly instalments in arrears on or before the last day of each calendar month by BACS transfer as per the standard procedure of the Company and shall be inclusive of any directors' and other fees and emoluments receivable by you as a director of the Company or of any Group Company. Your base annual salary and targeted annual bonus shall be payable in pounds sterling and shall be reviewed and determined by the Compensation
                                Committee.


                        6.2 Your eligibility for a bonus under clause 6.1 above is subject to:

                        6.2.1 your being employed by the Company at the bonus payment date; and

                        6.2.2   your not being under  notice of  termination  of
                                your   employment  on  the  bonus  payment  date
                                whether served by the Company or yourself.

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                        6.2     Your base annual salary and targeted bonus shall
                                be converted from US dollars to pounds sterling on January 1, 2004 based on the prior six-month average interbank rate and shall henceforth be maintained in pounds sterling.

                        6.3 Your 2004 base annual salary is (pound) 225,896 and your 2004 targeted bonus is (pound) 135,538

                        6.4 For the avoidance of doubt, at the time of any review, the Compensation Committee shall not be obliged to provide you with any upward variation of your annual base salary or other benefits.

7.     Expenses:        7.1     The Company  shall  reimburse to you during your
                                employment    all     reasonable     travelling,
                                entertainment and other similar out of pocket expenses properly and reasonably incurred by you in the proper performance of your duties in accordance with the Company's expenses policy from time to time subject to production by you of such evidence of such expenses as the Company may reasonably require.


8.     Spot Bonus:      8.1     In the event  you  continue  with  your  interim
                                responsibilities  as Head of OEM  sales in Arrow
                                Asia Pacific,  you will continue to  participate
                                in a second bonus plan. Your targeted pay-out in
                                2004 is 25% of your  pro-rated  2004 base annual
                                salary for the time spent in the role of Head of
                                OEM   Sales  for  Arrow   Asia   Pacific.   Your
                                performance review and criteria for payout will be determined by the Chief Executive Officer of Arrow Electronics Inc.


                        8.2 Your eligibility for a bonus under clause 8.1 above is subject to:

                        8.2.1 your being employed by the Company at the bonus payment date; and

                        8.2.2   your not being under  notice of  termination  of
                                your   employment  on  the  bonus  payment  date
                                whether served by the Company or yourself.

9.     Deductions:      9.1     You  authorise  the  Company to deduct from your
                                salary, any pay in lieu of notice, any other termination payment or any other sums due to you from the Company or any Group Company and any other sums which you may owe the Company or any Group Company.

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10     Hours:           10.1    Your hours of work are  specifically  defined by
                                your work tasks and the proper discharge of your duties and are, therefore, not fixed save that you are required to work a minimum 40 hour working week. You shall at all times during your employment (unless prevented by ill health and
                                except   during   holiday   taken   under   this
                                Agreement)   devote  the  whole  of  your  time,
                                attention and ability to the duties of your employment. You are not entitled to payment for any overtime worked by you.

                        10.2 You agree that the limit in regulation 4(1), Working Time Regulations 1998 ("the Regulations") does not apply during your employment and that your average working time may therefore exceed 48 hours in each seven day period (as defined by and calculated in accordance with the Regulations). You can withdraw your agreement to the terms of this clause by giving to the Company three months' written notice.

11.    Car:             11.1.   Whilst  you  hold  a  valid  driving  license  a
                                Company vehicle will be provided for your use in the UK. The make and model of the vehicle is subject to a maximum monthly lease of (pound)800 inclusive of VAT. The Company shall also provide you with auto insurance. A fuel card will be provided and the Company will pay your private and business mileage. Any personal tax liability relating to the provision of a company car will by your responsibility. You must comply with all Group regulations relating to company cars.

                        11.2. You shall ensure that the vehicle is kept in good condition and fully serviced at such intervals as are recommended by the manufacturer for such model and if so required that a current test certificate is in force. You shall not use the car for private purposes outside the United Kingdom without the written consent of the Company and you shall ensure compliance with any applicable policy of motor insurance relating to the car.

                        11.3. The car shall be returned in good condition and together with its keys and all related documents immediately upon the request by the Company for any reason and in any event on termination of your employment for any reason to the Company at its principal place of business (or any other place nominated by the Company for its return).

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                        11.4    Alternatively,  you may  elect  to use  your own
                                vehicle provided it is suitable, maintained, taxed, repaired, cleaned and insured and take a non-pensionable car allowance to the value of (pound)9,600 per annum (gross). The allowance is
                                paid  on  a  monthly   basis  via  payroll  less
                                deductions for tax and national insurance. You will receive a fuel card as above. During the
                                first  year  of  your   employment   under  this
                                Agreement, the allowance may be paid at your election as a one-off lump sum less deductions for tax and national insurance in advance and
                                thereafter   will   revert  back  to  a  monthly
                                allowance.

                                       11.5  Whilst on expat  assignment in Hong
                                             Kong  you will be  provided  with a
                                             company provided vehicle and driver
                                             the  details of which are  outlined
                                             in your assignment letter.

12     Holidays:        12.1    The  Company's  holiday  year  runs from the 1st
                                January to the 31st  December  and your  holiday
                                entitlement  will be 25  days  in each  complete
                                holiday  year  worked,  plus  Bank and  other UK
                                public holidays to be taken at your  discretion;
                                provided  however,  that you will use your  best
                                efforts to ensure  that such  vacation  does not
                                unduly   interfere   with  the   operation   and
                                performance of the business of the Company or any Group Company. In the first and last year of employment your holiday entitlement will be pro rated to your annual entitlement. The basis of payment and/or repayment of holiday is 1/260th of your basic salary for each working day.

                        12.2 You are entitled to your full remuneration and benefits during days taken as holiday. The provisions of regulation 15(1) to (4), Working Time Regulations 1998 do not apply to your employment.

                        12.3 Up to 5 days unused holiday entitlement may be carried over from one calendar year to the next year.

                        12.4 No payment will be made in lieu of unused holiday entitlement except in the year in which your employment ends where, if you have taken more or less than your pro-rata entitlement, a proportionate adjustment will be made by way of addition to or deduction from your final salary payment.

                        12.5 During any period of notice (whether given by the Company or you) no contractual holiday entitlement shall accrue, save that your entitlement to annual leave pursuant to regulation 13, Working Time Regulations 1998 shall continue to accrue during such period.

13.    Pension Scheme   13.1    Your participation in the Arrow Electronics (UK)
       and Permanent            Pension   Scheme  ("the  Arrow   Scheme")   will
       Health                   continue provided you are in fulltime employment
       Insurance:               status with the Company.  Company  contributions
                                will be paid to the  Arrow  Scheme as set out in
                                the    letter    titled    "Executive    Pension
                                Arrangement".   Your  membership  of  the  Arrow

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                                Scheme  is  subject  to the rules by which it is
                                governed from time to time. The Company reserves the right to amend or terminate the Arrow Scheme without providing any replacement. As a member of the Arrow Scheme you are included in the Company's Permanent Health Insurance Scheme. Company contributions are subject to a Plan Limit in order to comply with Inland Revenue
                                restrictions   governing   maximum  funding  and
                                benefit levels.

                        13.2 The Company has not opted to treat your employment as contracted-out employment by reference to an occupational pension scheme and a contracting-out certificate issued in accordance with the Pension Schemes Act 1993 is not in force in respect of the employment.

                        13.3 The Company reserves the right to terminate its participation in the Permanent Health Insurance Scheme or to substitute another provider or to alter the benefits available to you under, or the terms and conditions of, that scheme at any time. No liability will accrue to the Company in the event that permanent health insurance cover for you is refused by the provider or any conditions or limitations to the benefit are applied by the provider. The Company's sole obligations in respect of this insurance are to pay the premium from time to time required by the provider and to pay to you such sums (if any) as may from time to time be received by the Company from the provider in respect of any claim made by you under the scheme. For the avoidance of doubt the Company shall be under no obligation to take any action to enforce the terms of the insurance or otherwise to procure the benefit of the insurance for you or to arrange provision of cover with another insurer or to meet the cost of that cover or the amount of any lump sum payment.

                        13.4 Without prejudice to the Company's rights under this Agreement if you are in receipt of payments under the permanent health insurance benefit referred to above the Company shall be entitled in its sole and absolute discretion to continue the employment to facilitate your continuing receipt of those payments. During such continued employment, your entitlement to any salary, bonus, sick pay, holiday or other benefit whatsoever referred to in this Agreement or which you receive by virtue of your employment (save for the permanent health insurance benefit) shall terminate.

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                        13.5    The Company shall be entitled to exercise all of
                                its rights under this Agreement, notwithstanding that the effect of the exercise of such rights is or may be to terminate your employment in circumstances or at a time as a result of which you are or may be deprived of any benefit
                                (actual  or  contingent)   under  any  permanent
                                health insurance scheme which may be provided from time to time by the Company pursuant to this clause 13.

14.    Executive        14.1    You will also  participate in a non tax-approved
       Pension:                 unfunded   retirement   benefit   scheme   ("the
                                UURBS").  The UURBS will be used to pension that
                                part of your annual  gross  salary that  exceeds
                                the Plan Limit  applicable  for the  purposes of
                                the Arrow Scheme.  Further  details of the UURBS
                                and the terms of your  membership are set out in
                                the    letter    titled    "Executive    Pension
                                Arrangement".

15.    Life Assurance:  15.1    Your   participation   in  the  Company's   life
                                insurance  program  will  continue  on the  same
                                basis as prior to your US assignment,  providing
                                a lump sum  benefit of 4 times your base  annual
                                salary on death  during the  Employment  Period.
                                Your    membership   of   the   life   assurance
                                arrangements is subject always to their rules from time to time in force and subject further to such terms and conditions imposed by the relevant provider with whom such benefits are insured.

                        15.2 The Company reserves the right to cease to offer life assurance or to substitute another provider or to alter the benefits available to you under, or the terms and conditions of, that scheme at any time. No liability will accrue to the Company in the event that life assurance cover for you is refused by the provider or any conditions or limitations to the benefit are applied by the provider. The Company's sole obligations in respect of this insurance are to pay the premium from time to time required by the provider and to pay to you such sums (if any) as may from time to time be received by the Company from the provider in respect of any claim made by you under the scheme and for the avoidance of doubt the Company shall be under no obligation to take any action to enforce the terms of the insurance or otherwise to procure the benefit of the insurance for you.

16     Stock Plans:     16.1    You will  continue to  participate  in the Arrow
                                Electronics,   Inc.  stock  program.   You  will
                                receive information on this plan sometime during the first quarter of 2004.

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17     Private          17.1    Your  participation  in the UK  Company  medical
       Medical                  insurance  program will  continue.  This program
       Insurance:               provides private medical insurance for yourself,
                                your partner and your  dependent  children under
                                the age of 21.  Your  membership  in the medical
                                insurance program is subject always to the rules
                                of the  Plan  from  time to time  in  force  and
                                subject  further  to such  terms and  conditions
                                imposed by the relevant  provider with whom such
                                benefits are insured. Whilst on expat assignment
                                in Hong  Kong you will  also be  covered  by the
                                Arrow  Asia  Pacific  Ltd.   medical   insurance
                                program  offered  to  employees  working in Hong
                                Kong.
                        17.2    The  Company  reserves  the  right  to  cease to
                                provide  medical   insurance  or  to  substitute
                                another   provider  or  to  alter  the  benefits
                                available  to  you  under,   or  the  terms  and
                                conditions of, that scheme at any time. No liability will accrue to the Company in the event that private medical insurance cover for you is refused by the provider or any conditions or limitations to the benefit are applied by the provider. The Company's sole obligations in respect of this insurance are to pay the premium from time to time required by the provider and to pay to you such sums (if any) as may from time to time be received by the Company from the provider in respect of any claim made by you under the scheme and for the avoidance of doubt the Company shall be under no obligation to take any action to enforce the terms of the insurance or otherwise to procure the benefit of the insurance for you.

18.    Sickness         18.1    If you  are  absent  for  certified  illness  or
       & Injury:                injury,   and  after  you  have   satisfactorily
                                completed your probationary  period, the Company
                                may, at its discretion, make a payment to you in
                                addition to Statutory Sick Pay.  Further details
                                are contained in the Employee Handbook. You will
                                if required  by the  Company  agree to a medical
                                examination by a medical  practitioner  selected
                                and  paid  for  by  the   Company.   You  hereby
                                authorise such medical practitioner to disclose to and discuss with the Company any matters which, in his opinion, might hinder or prevent you (if during a period of incapacity) from returning to work or from properly performing your duties any time in addition to the results of any medical examination.


                        18.2 In respect of any period of absence from your employment due to sickness or injury, you shall complete such self-certification forms and provide such other medical certification in respect of that absence as the Company may reasonably require from time to time.

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                        18.3    The Company at all times  reserves  the right to
                                withhold, discontinue or request repayment of any contractual sick pay if:

                        18.3.1 it is satisfied that there has been any abuse of the sick pay arrangements or misrepresentation of your health;

                        18.3.2 if an injury from an accident at work was caused by your misconduct at work;

                        18.3.3 if in the opinion of a doctor nominated by the Company, you are well enough to work; or

                        18.3.4 if you behave in a manner likely to retard recovery.

                        18.4 If you are incapable of performing your duties by reason of circumstances where you have a claim for compensation against a third party and you recover compensation for loss of earnings whether from that third party or otherwise, you shall repay a sum equal to the amount recovered, or, if less, any amounts paid to you by the Company during your absence.

19.    Smoking Policy:  19.1    The Company has adopted a no-smoking  policy and
                                your employment with the Company is subject to you following the policy.

20.    Employment       20.1    The   "Employment   Period"   as   used  in  the
       Period:                  Agreement, shall mean the period beginning as of
                                the date hereof and terminating on the last day of the calendar month in which the first of the following occurs:

                        20.1.1  death; or

                        20.1.2 you become Disabled as determined in accordance with clause 21.2 below and subject to the provisions thereof;

                        20.1.3 termination of your employment by the Company for Cause as defined in clause 23 below, or

                        20.1.4 the initial fixed period of employment to January 31, 2005 expires; provided, however, that, unless sooner terminated as otherwise provided herein, the Employment Period shall continue for a further consecutive period of twelve (12) months but subject to termination by either party giving to the other written notice not less than 12 months prior to the expiry of
                                any  of  the  subsequent   fixed  periods.

21.    Termination:     21.1    This agreement will automatically terminate when
                                you reach your 65th birthday.



                        21.2 For the purposes of this Agreement, you will be deemed "Disabled" upon the earlier to occur of:

                        21.2.1 your becoming Disabled as defined under the terms of the Permanent Health Insurance Scheme applicable to you, under clause 13.1 and

                        21.2.2 your absence from your duties hereunder on a full-time basis for 12 consecutive months as a result of your incapacity due to accident or physical or mental illness. If you become Disabled, the Employment Period shall terminate on the last day of the current 12 month period referred to in clause 20.1.4 above. Until such termination of the Employment Period, the Company shall continue to pay to you your base salary, any additional compensation authorised by the Company's Board of Directors, and any other remuneration and benefits provided to you during your employment under the terms of this Agreement, all without delay, diminution or proration of any kind whatsoever (except that your remuneration hereunder shall be reduced by the amount of any payments you may otherwise receive as a result of your disability pursuant to your Permanent Health Insurance under clause
                                13.1 of this Agreement).

                        21.3 After termination of the Employment Period as a result of your becoming Disabled, any continued participation by you in the retirement, perquisites and/or health and welfare benefit plans of the Company shall be subject to the Plan rules, eligibility requirements, terms and conditions set forth in these plans.

                        21.4 In the event that, notwithstanding such a determination of your becoming Disabled, you are determined not to be totally and permanently disabled prior to the then scheduled expiration of the Employment Period, you shall be entitled to resume employment with the Company under the terms of this Agreement for the then remaining balance of the Employment Period.

                        21.5 Your rights on termination in the event of a change of control of Arrow Electronics Inc, are contained in the change of control agreement between you and Arrow Electronics Inc. dated the date hereof. Any payments and/or benefits received by you under that agreement shall exhaust in full any payment(s) or benefits which may be due to you on termination by the Company under this Agreement and shall discharge the Company's liability in relation to the same.

                        21.6 If you shall cease by reason of your own act or default to be a director of the Company you shall be deemed to be in breach of this
                                Agreement and your employment shall ipso facto terminate.

22.    Termination      22.1    In the event that the  Company  terminates  your
       without Cause:           employment   without   cause,   it  may  at  its
                                discretion   terminate  your   employment   with
                                immediate  effect  and  pay you a sum in lieu of
                                your  prevailing  salary  less  income  tax  and
                                national insurance  deductions in lieu of all or
                                any unexpired  balance of the Employment  Period
                                in clause 20.1.4.  You shall also be entitled to
                                two-thirds of your  incentive for the Employment
                                Period  in  clause   20.1.4,   vesting   of  any
                                restricted   stock  awards  and  the   immediate
                                exercisability of any stock options, as well as your rights under clause 21.2 which would have vested or become exercisable during the full
                                Employment Period.

                        22.2 Any amounts payable to you under this clause 22 shall be reduced by the amount of your earnings from other employment (which you shall have an affirmative duty to seek; provided, however, that you shall not be obligated to accept a new position which is not reasonably comparable to your employment with the Company).

23.    Termination for  23.1    Notwithstanding  the  provisions  of clauses 21,
       Cause:                   and 22 above,  the  Company may  terminate  your
                                employment for cause by written notice having immediate effect and without notice or payment in lieu of notice or payment of any compensation or liquidated damages if you:

                        23.1.1 commit any breach of this Agreement other than a breach which is capable of remedy and is remedied forthwith by you at the Company's request to the complete satisfaction of the Company; or

                        23.1.2 are charged with or convicted of a criminal offence other than an offence carrying a fixed penalty under the Road Traffic Acts;

                        23.1.3 are guilty of any financial dishonesty, including, without limitation, fraud or the misappropriation of funds or property of the
                                Company or any Group Company, or an attempt to secure any personal profit related to the business or the business opportunities of the Company or any Group Company without the informed written approval of the Board; or

                        23.1.4 become bankrupt, apply for a bankruptcy petition or have a bankruptcy order made against you, apply for or have made against you a receiving order or make any composition or enter any deed of arrangement with your creditors or have an interim order made against you pursuant to section 252, Insolvency Act 1986; or

                        23.1.5 are disqualified or prohibited from being a director by reason of an order made by any competent court or without express written consent of the Board resign or cease to hold office as a director of the Company or of any Group Company; or

                        23.1.6 abuse or become dependent upon or habitually under the influence of alcohol or drugs (whether prescribed or not) which may in the opinion of the Board affect your ability to perform your duties under this Agreement or which may bring the Company or any other Group Company into disrepute or prejudice its or their interests; or

                        23.1.7 are dishonest or guilty of wilful or gross misconduct in the performance of your duties or wilful neglect of duty or wilfully refuse to comply with the lawful instructions of the Board or if you shall not have corrected such conduct to the satisfaction of the Company within thirty days after such notice, this Agreement shall terminate and the Company shall have no further obligation to you hereunder;

                        23.1.8 by your actions or omissions (whether or not during or in the context of the employment) bring the name or reputation of the Company or any Group Company into disrepute or prejudice the interests of the business of the Company or any Group Company; or

                        23.1.9 fail to comply in any material respect with any policy of the Company or any Group Company which has been communicated to you including, without limitation, any policy in respect of dealing in shares, equal opportunities and harassment, data protection and use of e-mail and the internet.

                        23.2 The Company's disciplinary rules and grievance procedures shall not apply to a termination under this clause.

24.    Garden Leave:    24.1    At any  time  after  notice  to  terminate  this
                                Agreement has been served or received by the Company, the Company may elect to suspend you from the performance of all or any of your duties under this Agreement and, after doing so appoint a replacement to hold the same or similar job title as you and/or require you to perform only such duties, specific projects or tasks as are assigned to you expressly by the Company, in any case for such period or periods and at such place or places (including, without limitation, your home) as the Company in its absolute discretion may decide and/or for your replacement to carry out all or any of your duties instead of you and/or exclude you from all or any premises of the Group and/or announce to employees, suppliers and customers that you have ceased or will cease to be employed by the Company. You shall continue to receive your full pay and contractual benefits (excluding any bonus) during any such period. During any such period you shall continue to be bound by the express and implied duties of your employment, including, without limitation, by the duty of fidelity and good faith owed to the Company and by the provisions at clause 4 of this Agreement.

                        24.2    During any such period you shall:

                        24.2.1 if requested by the Company, resign from any directorships trusteeships or other offices which you may hold in the Company or any Group Company or which you may hold as nominee of the Company or any Group Company;

                        24.2.2 notify the Company of any change of address or contact details;

                        24.2.3 if requested by the Company return all Company property which is held by you or is under your control including without limitation all Confidential Information, documents, software and copies of documents and software;

                        24.2.4 if requested by the Company, refrain from engaging in any contact (whether or not at your own instance with) directors, employees, officers, agents, clients and professional contacts of the Company or any Group Company except where such employees, clients and professional contacts are personal friends of yours and you are contacting them in a personal capacity;

                        24.2.5 if requested by the Company cease to be an authorised signatory of the Company or hold a power of attorney for the Company;

                        24.2.6 if requested by the Company take holiday which has accrued up to the commencement of such period or which accrues during such period, during the period on such day or days as the Company may specify. No contractual holiday entitlement shall accrue during such period itself, save that your entitlement to annual leave pursuant to regulation 13, Working Time Regulations 1998 shall continue to accrue during such period.

                        24.3 During any such period of garden leave referred to above, the Company or any Group Company shall be entitled to make such announcements or statements to employees, clients and professional contacts of the Company or any Group Company concerning you as in its sole and absolute discretion it may decide.

25.    Duties on        25.1    Upon the  termination  of the employment for any
       Termination              reason or if you shall  cease for any  reason to
                                be  a  director  of  the   Company,   you  shall
                                forthwith if so requested by the Company:

                        25.1.1 immediately resign without compensation from your office as director of the Company, all other companies of which you are a director which are members of the Group, and all other companies of which you shall have been appointed a director by any member of the Group by virtue of any right of nomination vested in such member; and

                        25.1.2 transfer without payment as the Company may direct any shares held by you required to be transferred either in accordance with the
                                Company's articles of association or the articles of association of any Group Company or any agreement by which you are bound.

                        25.2 You hereby irrevocably and by way of security authorise the Company to appoint some person in your stead and on your behalf to do all such things and execute all such documents which you are obliged to execute and do under this Agreement (including without limitation those documents which may be necessary for or incidental to your resignation from office and transfer of shares in the above sub- clause.

                        25.3 Upon termination of the employment for whatever reason you shall immediately deliver to the Company all documents and property belonging or relating to the Company or any Group Company in your possession or control including, without limitation:

                        25.3.1 all keys, security passes, plans, statistics, documents, records, papers, magnetic disks, tapes or other software storage media including any copies thereof;

                        25.3.2 all credit cards and charge cards provided for your use by the Company or any Group Company;

                        25.3.3 the car provided under clause 11 and all keys or documents relating to it;

                        25.3.4 all Executive Materials owned by or licensed to any Group Company;

                        25.3.5 details of any password used by you to access the computer system or PC of any member of the Group and you will not retain any copies thereof; and

                        25.4.6  all  Confidential   Information  and  any  copy,
                                record  or   memorandum   of  any   Confidential
                                Information made by you during the employment.

26.    Non              You accept  that the  restrictions  set out below are in
       Competition:     the interests of the parties and afford  reasonable  and
                        necessary protection to legitimate business interests of the Company.

                        26.1    For  the   period  of  12   months'   after  the
                                termination  of  your   employment   under  this
                                agreement, you will not directly or indirectly:

                        26.1.1. be  engaged or  concerned  or  interested  in or
                                carry on in any capacity any business within the Restricted Area wholly or partly in competition (or which will within such period compete) with the Restricted Business (save for the holding as a passive investor only of not more than 1% of the issued ordinary shares of any company of a class which are listed or traded on the London Stock Exchange, any other recognised stock exchange or NASDAQ);

                        26.1.2. canvass,   solicit,   interfere  with,  seek  or
                                endeavour to entice away from the Company or any other Group Company in any capacity whatsoever, any business, orders or custom which is similar to or in competition with any custom or business from any Customer so as to compete with the Restricted Business;

                        26.1.3. accept in any capacity whatsoever, any business,
                                orders or custom which is similar to or in competition with the Restricted Business from any Customer;

                        26.2    For  the   period  of  12   months'   after  the
                                termination  of  your   employment   under  this
                                Agreement, you will not directly or indirectly:

                        26.2.1 solicit or endeavour to entice away from the Company or any Group Company any Employee or offer employment or engagement to any Employee with a view to the specific knowledge or skills of such person being used by or for the benefit of any person carrying on business which is similar to or in competition with the Restricted Business or do any act which may encourage any Employee to terminate his employment, appointment or contract with the Company or any Group Company.

                        26.2.2 If the Company exercises its right to place you on garden leave under clause 24, the periods referred to above shall be reduced by one day for every day during which you are on garden leave.

                        26.3 You shall not at any time (whether during the employment or thereafter) use any name (whether as part of a corporate name or otherwise) which is used by the Company or any other Group Company at the Termination Date or any other name which is likely to cause confusion with any such name in the minds of members of the public.

                        26.4 You shall not at any time after the Termination Date represent yourself as being employed by or otherwise connected with the Company or any other Group Company.

                        26.5 You shall at the request of the Company enter into a direct agreement or undertaking with any other Group Company by which you will accept restrictions corresponding to the restrictions contained in this clause (or such of them as the Company may require in the circumstances).

                        26.6 You acknowledge that the provisions of this clause constitute severable undertakings given for the benefit of the Company and all other Group Companies and may be enforced by the Company on its own behalf or on behalf of any other Group Company.

                        26.8 In the event of any clause contained in this Agreement or any part thereof being declared invalid or unenforceable by any court of competent jurisdiction, all other clauses or parts thereof contained in this Agreement shall remain in full force and effect and shall not be affected thereby.

                        26.9 Each restriction set out above (whether drafted separately or together with another) is independent and severable from the other restrictions and enforceable accordingly. If any restriction is found to be void, invalid, illegal or unenforceable for any reason by any court of competent jurisdiction but would be enforceable if part of the wording were deleted, or the period thereof reduced, or area covered or range of activities reduced it will apply with such deletions or modifications as may be necessary to make it valid and enforceable.

                        26.10 The Company may transfer or assign its rights under this clause to its successors in title. You may not transfer or assign any rights or obligations under this clause.

                        26.11 If, during the period in which any of the restrictions in this clause operate after the termination of your employment, any third party makes you an offer of employment or a contract for services or any other contract which would or might involve you being in breach of any of the said restrictions, you shall promptly, and before accepting any such offer, bring the terms of this agreement to that third party's attention.

27.    Confidentiality: 27.1    Without prejudice to your obligations arising by
                                law,  you  will  not at  any  time  during  your
                                employment or at any time after your  employment
                                has terminated directly or indirectly  disclose,
                                exploit,  communicate  or publish or make use of
                                for your  own  purposes  or  those of any  third
                                party  any  Confidential  Information  as to the
                                practice,  business  dealings  or affairs of the
                                Company  or any of the  Company's  customers  or
                                clients  that  may  come  to your  knowledge  by
                                reason of your  employment for any purpose other
                                than a  legitimate  purpose of the Company  save
                                that  nothing in this clause  shall be construed
                                as  preventing   you  from  making  a  protected
                                disclosure  within  the  meaning  of the  Public
                                Interest Disclosure Act 1998.

                        27.2 You will not at any time during your employment or after its termination make, except for the benefit of the Company or any Group Company any copy, record, or memorandum (whether or not recorded in writing or on computer disk or tape) of any Confidential Information.

                        27.3 The restrictions contained in this clause shall not apply to any use or disclosure which is:

                        27.3.1 necessary in the proper performance of your duties during your employment;

                        27.3.2  authorised in writing by the Board; or

                        27.3.3  required by law.

                        27.4 You shall at all times during the employment and after its termination use your best endeavours to prevent the unauthorised use, exploitation, disclosure, communication or publication of any Confidential Information whether by any officer or employee of the Company or any other Group Company or by any third party and shall promptly report to the Board any such unauthorised use, exploitation, disclosure, communication or publication which comes to your knowledge.

28.    Tax Preparation  28.1    The  Company  shall  make  available  to you tax
       Assistance:              preparation  assistance for your personal income
                                tax   declarations   in  the  UK,  HK  and,   if
                                necessary, US for the duration of your Hong Kong assignment. The expense for this service shall be fully paid by the Company and the Company reserves the right at all times to select the provider of such service.

29.    Protection       29.1    In the  event  you are  assessed  any  state  or
       against                  federal  income taxes in the United  States as a
       US taxes:                result  of your  frequent  and from time to time
                                extended  business  travel during the Employment
                                Period, the Company assumes the responsibility for paying the excess tax costs incurred as a result of this business travel.

30.    Intellectual     30.1    You will  promptly  disclose  and deliver to the
       Property:                Company for the exclusive use and benefit of the
                                Company  and the Group any  Executive  Materials
                                and will irrespective of the termination of your
                                employment give all information and data in your
                                possession  as to the  exact  mode  of  working,
                                producing  and using the same and will also give
                                all   such   explanations,    instructions   and
                                documents to the Company as the Board may deem appropriate to enable the full and effectual working, production or use of the same to enable the Company to exploit the Executive Materials and Intellectual Property to the best advantage.

                        30.2 To the extent not vested in the Company by operation of law, you hereby assign to the Company absolutely with full title guarantee the Intellectual Property for the full term of such rights and all renewals and extensions, together with all accrued causes of action.

                        30.3    You hereby  undertake  to keep proper  notes and
                                records   of   all   Executive   Materials   and
                                Intellectual Property Rights in them.

                        30.4 You shall mark all Executive Materials with such patent, copyright, trade mark and other notices as the Company may require from time to time.

                        30.5    You shall,  without  payment  (unless  otherwise
                                agreed in writing by the Company or to the extent provided in section 40, Patents Act 1977) and whether during or after the continuance of your employment, promptly do all such further acts and deeds and things and execute all such further documents and instruments as may from time to time be required by the Company or its nominee that are necessary or desirable to vest absolute legal and beneficial ownership of the Intellectual Property in the Company or its nominee and to perfect the Company's or its nominee's respective titles thereto and to enable the Company and its nominee to protect and enforce such Intellectual Property including (if requested) assisting in legal proceedings.

                        30.6 You hereby irrevocably waive your moral rights in the Executive Materials anywhere in the world, so that the Company or any third party may use and adapt all such Executive Materials in whatsoever way the Company or such third party determines without infringing such moral rights including (but without limitation) the right to be identified, the right of integrity and the right against false attribution.

                        30.7 Rights and obligations under this clause shall continue in force after the termination of this Agreement and shall be binding upon your heirs and successors, assigns and representatives.

                        30.8 Nothing in this Agreement shall oblige the Company or any Group Company to seek patent or other protection for the Intellectual Property nor to exploit or otherwise make use of such materials.

31.    Data Protection: 31.1    For the purposes of the Data Protection Act 1998
                                you  consent  to  the  processing  of all or any
                                personal data including  sensitive personal data
                                as defined in the Data  Protection  Act 1998 (in
                                manual,  electronic or any other form)  relevant
                                to your  employment,  by the Company  and/or any
                                Group  Company  and/or any agent or third  party
                                nominated  by the Company and bound by a duty of
                                confidentiality.  Processing includes but is not
                                limited  to  obtaining,   recording,  using  and
                                holding data and includes the transfer of data to any country either inside or outside the EEA.

                        31.2 You agree to fully observe and perform the obligations imposed on individuals contained in the Data Protection Act 1998 and any codes of practice or guidance issued under the Act and the Company's data protection policy in force from time to time in relation to any personal data including sensitive personal data that may come into your possession whilst employed by the Company. Breach of this clause may constitute a disciplinary offence.

32.    Access To        32.1    You may be  provided  with  access to the e-mail
       Email And                and internet for the better  performance of your
       The Internet:            duties and the Company's  e-mail/internet policy
                                in  force  from  time  to  time  applies  to you
                                provided that you shall not send any e-mail of a
                                defamatory   or   abusive    nature   or   which
                                constitutes sexual, racial or any other form of harassment and you shall be prohibited from downloading any pornographic or other offensive material and you indemnify the Company during and after the employment against all liability resulting from your breach of this clause.

                        32.2 The Company reserves the right to monitor all e-mail/internet activity by you for the purposes of ensuring compliance with the Company's policies and procedures and of ensuring compliance with relevant regulatory requirements and you hereby consent to such monitoring.

33.    Amendments And   33.1    No amendment to the provisions of this Agreement
       Waivers:                 shall be effective  unless in writing and signed
                                by the parties hereto or their duly authorised representatives.

                        33.2 All rights, remedies and powers conferred upon the parties hereto are cumulative and shall not be deemed or construed to be exclusive of any other rights, remedies or powers now or hereafter conferred upon the parties hereto or either of them by law or otherwise.

                        33.3 Any failure at any time to insist upon or enforce any such right, remedy or power shall not be construed as a waiver thereof.

34.    Disciplinary     34.1    Any matter of discipline  will be considered and
       Rules,                   determined  by  the  Board.   If  you  have  any
       Grievance                grievance  relating to your  employment,  or are
       Procedures:              dissatisfied  with  any  disciplinary   decision
                                relating to you, you should apply in writing to the Chairman of the Company, whose decision shall be final. The disciplinary rules and grievance procedures do not form part of your contract of employment.

35.    Post-            35.1    Any   provision   of   this   Agreement    which
       Termination              contemplates  or is capable of  operation  after
       Provisions:              the  termination of the  employment  shall apply
                                notwithstanding  termination  of the  employment
                                for   whatever   reason,   including,    without
                                limitation,   an  unlawful  termination  by  the
                                Company.

36.    Office           36.1    The  Company  will  provide  you with an office,
       and Staff:               secretary  and such other  facilities  as may be
                                reasonably required for the proper discharge of your duties under this Agreement.

37.    Indemnification: 37.1    The Company  agrees to indemnify you for any and
                                all liabilities to which you may be subject as a result of your employment hereunder (and as a result of your service as an officer or director of the Company, or as an officer or director of any Group Company, as well as the costs of any legal action brought or threatened against you as a result of such employment, to the fullest extent permitted by law.

38.    Whole            38.1    Save for any agreements referred to expressly in
       Agreement:               this Agreement,  this Agreement  constitutes the
                                whole agreement  between the parties.  All other
                                agreements  (if any)  for  service  between  the
                                Company  and/or any Group  Company)  and you are
                                hereby  abrogated and  superseded and any sum or
                                sums  paid to you by way of  remuneration  under
                                any such other agreements after the commencement
                                of the  employment  shall be deemed to have been
                                received  by you on account of the  remuneration
                                payable  to you under  this  Agreement.  For the
                                avoidance of doubt,  if there is any conflict or
                                overlap between this Agreement and the provision
                                of the  Change of  Control  Agreement  dated the
                                date hereof  between  yourself  and the Company,
                                the   provisions   of  the   Change  of  Control
                                Agreement will take precedence.

                        38.2 You have not been induced to enter into this Agreement in reliance on, nor have you been given, any warranty, representation, statement, agreement or undertaking of any nature whatsoever other than as are expressly set out in this Agreement and, to the extent that any of them have been, you unconditionally and irrevocably waives any claims, rights or remedies which you might otherwise have had in relation thereto.

                        38.3 There is no collective agreement which directly affects the terms and conditions of employment contained in this Agreement.

39.    Governing Law:   39.1    This   Agreement   shall  be   governed  by  and
                                construed in all respects in accordance with the laws of England.

                        39.2 Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the English Courts.

40.    Definitions:     40.1    For the purposes of this Agreement:

                                "Board" means the board of directors from time to time of the Company or the directors present at a meeting of directors at which a quorum is present or a duly appointed committee of the Board and includes any person or the board of any other Group Company nominated by the Board from time to time of the Company for the relevant purposes of this Agreement.

                                "Compensation Committee" means the compensation committee of Arrow Electronics, Inc.

                                "Confidential Information" means all confidential information or trade secrets belonging to or concerning the Company or any other Group Company including, but not limited to, any information expressly designated by the Company or any other Group Company as being confidential and any information concerning its or their:

                                (a) properties, finances, business transactions, research activities, dealings  and  affairs  and  prospective
                                        business     transactions,      research
                                        activities, dealings and affairs;

                                (b)     customers,       including,      without
                                        limitation,   customer  lists,  customer
                                        identities and customer requirements;

                                (c) existing and planned product lines, price lists and pricing structures (including, without limitation, discounts, special prices or special contract terms offered to or agreed with customers);

                                (d)     the technology  underlying the concepts,
                                        products   and  services  of  any  Group
                                        Company;

                                (e)     business  plans and sales and  marketing
                                        information,   plans   and   strategies,
                                        processes and formulae;

                                (f)     computer   systems,   source  codes  and
                                        software;

                                (g) the Executive Materials and Intellectual Property Rights in Executive Materials which are owned by or licensed to or were previously owned by or licensed to any Group Company;

                                (h)     directors  and   employees   (including,
                                        without limitation, the decisions or contents of Board meetings); and

                                (i)     the  identities  or lists of  suppliers,
                                        licensors,       licensees,      agents,
                                        distributors   or   contractors    (both
                                        current  and those  who were  customers,
                                        suppliers, licensors, licensees, agents,
                                        distributors  or contractors  during the
                                        previous   two   years)   of  any  Group
                                        Company.

                                "Confidential Information" shall not include any information which is publicly available or becomes generally available to the public otherwise than by or as a result of a breach of this Agreement by you.

                                "Customer" means any person firm or company with whom you or anyone working under your supervision or control deal personally, was responsible for or acted for (other than at a de minimis level) and who, at the termination of your employment, was negotiating with the Company or any Group Company for Restricted Business or with whom the Company or any Group Company has conducted any Restricted Business at any time during the final 12 months of your employment with the Company;

                                "Employee" means any person who was during the final 12 months of your employment with the Company an employee, director or consultant of the Company or a Group Company working in a senior management, senior technical or senior sales position or above and with whom you had dealings (other than at a de minimis level) in the 12 months immediately preceding the Termination Date;

                                "Group Company" means together the Company, its holding company if any, and every company which is for the time being a subsidiary company of the Company or such holding company. For the avoidance of doubt, this shall include Arrow Electronics, Inc. and any and every company which is a subsidiary company or holding company or otherwise an affiliate of it and the expressions, "subsidiary" and "holding company" bear the same meanings in this agreement as they respectively bear in the Companies Act 1985;

                                "Group"   means  the   Company  and  each  Group
                                Company;

                                "Executive   Materials"   means  any   materials
                                (including products, inventions, research, software, formulae, databases, instructions, manuals, brochures, designs, documents, models, drawings and reports) developed, written, prepared, devised or discovered by you during the course of your employment by the Company;

                                "Intellectual   Property"   means   Intellectual
                                Property Rights in Executive Materials;

                                "Intellectual Property Rights" means all intellectual and industrial property rights in all and any part of the world, including, without limitation, any invention, discovery, patent, utility model rights, copyright, trade marks, trade names, internet domain names, design rights, designs, service marks, database rights, topography rights and any other rights of a similar nature whether or not any of the same are capable of protection by registration, and the right to apply for any of them;

                                "Restricted Area" means United States, Canada, Mexico, South America, Europe, Middle East, Africa and Asia;

                                "Restricted Business" means the wholesale distribution of electronic components and all or any other commercial activities carried on or to be carried on by the Company or any Group Company at the Termination Date in which you worked or about which you knew confidential information at any time during the final two years of your employment with the Company; (j) "Termination Date" means the date of termination of your employment.

This document, together with the enclosed Employee Handbook, forms your contract of employment with Arrow Electronics (UK) Ltd. For the avoidance of doubt, if there is any conflict between the provisions of the Employee Handbook and this Agreement, the provisions of this Agreement shall apply.

EXECUTED as a deed by the Company

acting by



.........................)

                        )       /s/ Peter S. Brown
                                ------------------

.........................)       Director

                        )       /s/ Paul J. Reilly
                                ------------------

                                Director/Secretary



Date:



EXECUTED as a deed by Keryn Harriet Green

in the presence of

                                /s/ Keryn Harriet Green
                                -----------------------

                                Keryn Harriet Green

Witness signature:

Witness name:

Witness address:

Date: